EXHIBIT 99.2

FORM OF
COMMSCOPE, INC.
2006 LONG TERM INCENTIVE PLAN
EMPLOYEE PERFORMANCE SHARE UNIT AWARD AGREEMENT
(WITH RELATED DIVIDEND EQUIVALENT RIGHTS)

THIS AGREEMENT, made as of the ____ day of ________, 2009 (the “Date of Grant”), between CommScope, Inc., a Delaware corporation (the “Company”), and ____________ (the “Grantee”).

WHEREAS, the Company has adopted the CommScope, Inc. 2006 Long-Term Incentive Plan (the “Plan”) in order to provide an additional incentive to certain employees and directors of the Company and its Subsidiaries; and

WHEREAS, the Committee responsible for the administration of the Plan has determined to grant performance share units to the Grantee as provided herein;

NOW, THEREFORE, the parties hereto agree as follows:

1.             Grant.

1.1           The Company hereby grants to the Grantee an award (the “Award”) of ___ performance share units (the “Performance Share Units”) and _____ dividend equivalent rights (the “Dividend Equivalent Rights”), each Performance Share Unit to be accompanied by one (1) related Dividend Equivalent Right.  The Performance Share Units and Dividend Equivalent Rights granted pursuant to the Award shall be subject to the execution and return of this Agreement by the Grantee (or the Grantee’s estate, if applicable) to the Company.  Subject to the terms of this Agreement, each Performance Share Unit represents the right to receive one (1) Share at the time and in the manner set forth in Section 7 hereof.

1.2            Each Dividend Equivalent Right represents the right to receive all of the cash dividends that are or would be payable with respect to the Share represented by the Performance Share Unit to which the Dividend Equivalent Right relates.  With respect to each Dividend Equivalent Right, any such cash dividends shall be paid on the Vesting Date.  The Dividend Equivalent Rights shall be subject to the same terms and conditions applicable to the Performance Share Units, including, without limitation, the forfeiture and vesting provisions contained in Sections 2 through 4, inclusive, of this Agreement.  In the event that a Performance Share Unit is forfeited pursuant to Section 3 hereof, the related Dividend Equivalent Right shall also be forfeited.

1.3               This Agreement shall be construed in accordance and consistent with, and subject to, the provisions of the Plan (the provisions of which are hereby incorporated by reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

2.             Vesting.

2.1           Except as provided in Sections 3 and 4 hereof, the Performance Share Units granted hereunder with respect to which the Performance Goals (as defined below) set forth in Section 2.2 have been satisfied will vest on the third (3rd) anniversary of the Date of Grant (the “Vesting Date”) provided the Grantee has remained in continuous employment from the Date of Grant to the Vesting Date.

2.2           The following table sets forth the percentage of Performance Share Units  granted hereunder with respect to which the Performance Goals will be satisfied based on the Operating Income (the “Performance Goals”) for fiscal year 2009 (the “Performance Year”):

	< Minimum	Minimum	Target	Maximum	> Maximum
Operating Income	< $___	$___	$___	$___	> $___
Percent of Performance Share Units with respect to which Performance Goals are satisfied	0%	50%	100%*	150%	150%
*	The amount set forth in Section 1.1.

The percentage of Performance Share Units with respect to which the Performance Goals have been satisfied is determined by using a straight line interpolation rounded to the nearest whole number of Performance Share Units between 50% and 100% or between 100% and 150%, as applicable, depending on the Operating Income attained.

For purposes of this Agreement, “Operating Income” shall mean: “Operating Income (Loss),” as such item appears on the Company's Consolidated Statements of Operations for 2009, increased or reduced by each of the following to the extent that any such item is used to determine “Operating Income (Loss)”: (1) impairment charges for goodwill or other long lived assets including fixed assets and investments; (2) any acquisition or divestiture related expenses, gains or losses, including one-time start up and transition costs, amortization of any inventory related fair value adjustments, in process research and development write-offs, and other business acquisition purchase accounting adjustments; (3) any gains or losses on disposal of long lived assets including property, plant and equipment; (4) any restructuring costs; (5) amortization of purchased intangible assets; and (6) any income or charges related to the litigation with TruePosition, Inc.  In addition, adjustments shall be made with respect to this determination to reflect any change in accounting standards that affect the calculation of Operating Income (Loss) as reflected on the Company's Consolidated Statements of Operations for 2009.

The Award will terminate as to any and all Performance Share Units with respect to which Performance Goals have not been satisfied as of the end of the Performance Year.

3.             Termination of Employment.

3.1           Death or Disability.  In the event of the Grantee’s death or Disability (i) during the Performance Year, 100% of the Award shall become immediately vested without regard to satisfaction of the Performance Goals, and (ii) following the completion of the Performance Year but prior to the Vesting Date, the number of Performance Share Units with respect to which the Performance Goals were satisfied for the Performance Year in accordance with Section 2, if any, shall become immediately vested.

3.2           Retirement.  In the event that (i) the Grantee has completed 10 years of service for the Company, a Subsidiary or a Division, and the Grantee’s employment is terminated prior to the Vesting Date as a result of the Grantee’s voluntary retirement after attainment of age 55, or (ii) the Grantee’s employment is terminated prior to the Vesting Date as a result of the Grantee’s voluntary retirement after attainment of age 65, the “Pro Rata Portion” (as defined below) of the Award shall remain outstanding and the Pro Rata Portion of the number of Performance Share Units with respect to which the Performance Goals were satisfied for the Performance Year in accordance with Section 2, if any, will vest on the Vesting Date, provided the Grantee complies with the post-employment covenants described in Exhibit A, and the remainder of the Award shall immediately be forfeited.  In the event of a breach by the Grantee of any of the post-employment covenants described in Exhibit A hereto, the entire Award shall immediately be forfeited.  The “Pro Rata Portion” shall be equal to a fraction (not to exceed one), the numerator of which is the number of whole calendar months between the Date of Grant and the Grantee’s date of retirement and the denominator of which is 36 (rounded to the nearest thousandth).

                      3.3           Cause.  In the event the Grantee’s employment is terminated for Cause prior to the Vesting Date, the Award shall immediately be forfeited.  For purposes of this Agreement, “Cause” shall mean (i) in the case of a Grantee whose employment with the Company, a Subsidiary or a Division is subject to the terms of an employment agreement which includes a definition of “Cause,” the meaning set forth in such employment agreement during the period that such employment agreement remains in effect; and (ii) in all other cases, (a) the Grantee’s failure or refusal to perform such Grantee’s substantive duties or to follow the lawful directives of the Board or the board of directors of a Subsidiary, as applicable (or of any superior officer of the Company, a Subsidiary or a Division having direct supervisory authority over such Grantee); (b) the commission of an act of fraud, theft, breach of fiduciary obligation with respect to the Company, a Subsidiary or a Division or a violation of any material policies of the Company, a Subsidiary or a Division, as applicable, of which the Grantee has had prior notice; (c) dishonesty, willful misconduct, or gross negligence in the performance of any substantive duties; or (d) the indictment for, or conviction of or plea of guilty or nolo contendere to any felony (whether or not involving the Company, a Subsidiary or a Division).

3.4           Other Termination of Employment.  If the employment of the Grantee is terminated (including the Grantee’s ceasing to be employed by a Subsidiary or a Division as a result of the sale of such Subsidiary or Division or an interest in such Subsidiary or Division) prior to the Vesting Date under any circumstance other than those set forth in Section 3.1, Section 3.2 and Section 3.3, the Award shall immediately be forfeited.

4.             Effect of Change in Control.

Notwithstanding anything contained in this Agreement to the contrary, in the event of a Change in Control: (i) at any time during the Performance Year, 100% of the Award shall become immediately vested, without regard to satisfaction of the Performance Goals, and (ii) following the completion of the Performance Year but prior to the Vesting Date, the number of Performance Share Units with respect to which the Performance Goals were satisfied for the Performance Year in accordance with Section 2, if any, shall become immediately vested.

5.             Non-transferability.

The Award may not be sold, transferred or otherwise disposed of and may not be pledged or otherwise hypothecated.

6.             No Right to Continued Employment.

Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Grantee any right with respect to continuance of employment by the Company, any Subsidiary or any Division, nor shall this Agreement or the Plan interfere in any way with the right of the Company, any Subsidiary or any Division to terminate the Grantee’s employment therewith at any time.

7.             Issuance of Shares.

Except as provided in the following sentence, on the Vesting Date, or as soon thereafter as administratively practicable (but in no event later than 2 ½ months after the Vesting Date occurs), the Company shall issue Shares to the Grantee (or, if applicable, the Grantee’s estate) with respect to Performance Share Units that become vested (A) on the Vesting Date, (B) pursuant to Section 3.1 by reason of the Grantee’s Disability that does not constitute a Section 409A Disability (as defined below) or (C) pursuant to Section 4 by reason of a Change in Control that does not constitute a Section 409A Change in Control (as defined below).  Shares with respect to Performance Share Units that become vested (A) pursuant to Section 3.1 by reason of the Grantee’s death, (B) pursuant to Section 3.1 by reason of the Grantee’s Disability that constitutes a “disability” within the meaning of Section 409A of the Code and the regulations and interpretive guidance issued thereunder (a “Section 409A Disability”) or (C) pursuant to Section 4 by reason of a Change in Control which also constitutes a change in control or effective control of the Company or a change in the ownership of a substantial portion of its assets, in each case within the meaning of Section 409A of the Code and the regulations and interpretive guidance issued thereunder (a “Section 409A Change in Control”), shall be issued upon the date such Performance Share Units become vested, or as soon thereafter as administratively practicable (but in no event later than 2 ½ months after the date the Performance Share Unit becomes vested).  Notwithstanding anything to the contrary contained herein, no Shares may be transferred to any person other than the Grantee unless such other person presents documentation to the Committee, which proves to the Committee to its reasonable satisfaction such person’s right to the transfer.

8.             Withholding of Taxes.

Prior to the delivery to the Grantee (or the Grantee’s estate, if applicable) of Shares pursuant to Sections 1 and 7 hereof, the Grantee (or the Grantee’s estate) shall pay, or make arrangements acceptable to the Company to pay, the federal, state and local income taxes and other amounts as may be required by law to be withheld by the Company (the “Withholding Taxes”) with respect to such Shares.  Approximately sixty (60) days prior to any Vesting Date, the Company will advise the Grantee (or the Grantee’s estate, if applicable) of any alternatives that may be available for the payment of Withholding Taxes, and, if there is more than one alternative, will provide the Grantee (or the Grantee’s estate) with a form with which the Grantee (or the Grantee’s estate) may elect from among the alternatives made available for the purpose of paying the Withholding Taxes (“Tax Election”).  If a Tax Election is provided, prior to the delivery of Shares, the Grantee (or the Grantee’s estate) shall make a written election specifying the method by which the Grantee (or the Grantee’s estate) will pay the Withholding Taxes by completing and delivering the form of Tax Election in the manner specified in the form of Tax Election; provided, that, for Grantees who are subject to Section 16 of the Exchange Act, one of the alternatives to satisfy all or any portion of the Withholding Taxes shall always be that the Grantee may elect to have withheld a number of whole Shares otherwise deliverable to the Grantee and having a Fair Market Value equal to the Withholding Taxes.

“Fair Market Value” shall mean (i) if the Shares are listed for trading on the New York Stock Exchange, the closing price at the close of the primary trading session of the Shares on such date on the New York Stock Exchange, or if there has been no such closing price of the Shares on such date, on the next preceding date on which there was such a closing price, (ii) if the Shares are not so listed, but are listed on another national securities exchange, the closing price at the close of the primary trading session of the Shares on such date on such exchange, or if there has been no such closing price of the Shares on such date, on the next preceding date on which there was such a closing price, (iii) if the Shares are not listed for trading on the New York Stock Exchange or on another national securities exchange, the last sale price at the end of normal market hours of the Shares on such date as quoted on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) or, if no price shall have been so quoted for such date, on the next preceding date for which such price was so quoted, or (iv) if the Shares are not listed for trading on a national securities exchange or are not authorized for quotation on NASDAQ, the fair market value of the Shares as determined in good faith by the Committee.

9.             Grantee Bound by the Plan.

The Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

10.           Modification of Agreement.

This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.

11.           Severability.

Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

12.           Governing Law.

The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.

13.           Successors in Interest.

This Agreement shall inure to the benefit of and be binding upon any successor to the Company.  This Agreement shall inure to the benefit of the Grantee’s legal representatives.  All obligations imposed upon the Grantee and all rights granted to the Company under this Agreement shall be binding upon the Grantee’s heirs, executors, administrators and successors.

14.           Resolution of Disputes.

Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Committee.  Any determination made hereunder shall be final, binding and conclusive on the Grantee, the Grantee’s heirs, executors, administrators and successors, and the Company and its Subsidiaries for all purposes.

15.	Consent to Jurisdiction.

Each of the parties hereby (a) agrees to personal jurisdiction in any suit, proceeding or action at law or in equity (hereinafter referred to as an “Action”) arising out of or relating to the Plan or this Agreement brought in any state or federal court in the State of North Carolina having subject matter jurisdiction, (b) agrees that such jurisdiction shall be exclusive and that no Action arising out of or relating to the Plan or this Agreement shall be brought in any state or federal court other than that in the State of North Carolina, (c) waives any objection which the party may have now or hereafter to the laying of the venue of any such Action and (d) waives any claim or defense of inconvenient forum.

16.	Data Privacy Consent.

Pursuant to applicable personal data protection laws, the Company hereby notifies the Grantee of the following in relation to the Grantee’s personal data and the collection, processing and transfer of such data in relation to the Company’s grant of this Award and the Grantee’s participation in the Plan.  The collection, processing and transfer of the Grantee’s personal data is necessary for the Company’s administration of the Plan and the Grantee’s participation in the Plan.  The Grantee’s denial and/or objection to the collection, processing and transfer of personal data may affect the Grantee’s participation in the Plan.  As such, the Grantee voluntarily acknowledges and consents (where required under applicable law) to the collection, use, processing and transfer of personal data as described herein.

The Company and, if applicable, the Subsidiary employing the Grantee hold certain personal information about the Grantee, including the Grantee’s name, home address and telephone number, date of birth, social security number or other employee identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all equity awards or any other entitlement to Shares awarded, canceled, purchased, vested, unvested or outstanding in Grantee’s favor, for the purpose of managing and administering the Plan (“Data”).   The Data may be provided by the Grantee or collected, where lawful, from third parties, and the Company will process the Data for the exclusive purpose of implementing, administering and managing the Grantee’s participation in the Plan. The Data processing will take place through electronic and non-electronic means according to logics and procedures strictly correlated to the purposes for which Data are collected and with confidentiality and security provisions as set forth by applicable laws and regulations in the Grantee’s country and state of residence.  Data processing operations will be performed minimizing the use of personal and identification data when such operations are unnecessary for the processing purposes sought. Data will be accessible within the Company’s organization only by those persons requiring access for purposes of the implementation, administration and operation of the Plan and for the Grantee’s participation in the Plan.

The Company and, if applicable, the Subsidiary employing the Grantee will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of the Grantee’s participation in the Plan, and the Company and, if applicable, the Subsidiary employing the Grantee may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan.  These recipients may be located in the European Economic Area, or elsewhere throughout the world, such as the United States.  The Grantee hereby authorizes (where required under applicable law) them to receive, possess, use, retain and transfer the Data, in electronic or other form, for purposes of implementing, administering and managing the Grantee’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of Shares on the Grantee’s behalf to a broker or other third party with whom the Grantee may elect to deposit any Shares acquired pursuant to the Plan.

The Grantee may, at any time, exercise his or her rights provided under applicable personal data protection laws, which may include the right to (a) obtain confirmation as to the existence of the Data, (b) verify the content, origin and accuracy of the Data, (c) request the integration, update, amendment, deletion, or blockage (for breach of applicable laws) of the Data, and (d) to oppose, for legal reasons, the collection, processing or transfer of the Data which is not necessary or required for the implementation, administration and/or operation of the Plan and the Grantee’s participation in the Plan.  The Grantee may seek to exercise these rights by contacting the Grantee’s local HR manager or the Company’s Human Resources Department.

COMMSCOPE, INC.

By:

Name:

Title:

GRANTEE

Exhibit A

Non-Competition and Confidentiality Covenants

By execution of the performance unit award agreement to which this Exhibit A is attached (the “Performance Share Unit Award Agreement”), the Grantee hereby agrees as follows:

1.           Non-competition.  The Grantee agrees that the Grantee will not, for a period of two years following his termination of employment as described in Section 3.2 of the Performance Share Unit Agreement (the “Non-Competition Period”), directly or indirectly own, manage, operate, join, control, be employed by, or participate in the ownership, management, operation or control of, or be connected in any manner, including but not limited to holding, the positions of shareholder, director, officer, consultant, independent contractor, employee, partner, or investor, with any Competing Enterprise.  For purposes of this paragraph, the term “Competing Enterprise” shall mean any person, corporation, partnership or other entity engaged in a business in the United States or any other geographic area in which the Company does business which is in competition with any of the businesses of the Company or any of its Affiliates as of the date of the termination of the Grantee’s employment with the Company and its Affiliates.  Upon request at any time during the Non-Competition Period, the Grantee shall notify the Company of the Grantee’s then current employment status.  As used herein, “Affiliate” shall mean the Company’s affiliated companies, divisions, subsidiaries, successors, predecessors and assigns.

2.           Non-solicitation.  During the Non-Competition Period, the Grantee shall not interfere with the Company’s and any of its Affiliate’s relationship with, or endeavor to entice away from the Company and any of its Affiliates, any person who at any time, during the period that the Grantee was employed by the Company or its Affiliates, was an employee or customer of the Company or any of its Affiliates or otherwise had a material business relationship with the Company or any of its Affiliates.

3.           Proprietary Rights.  The Grantee represents, warrants and covenants that all patents, patent applications, rights to inventions, copyright registrations and other license, trademark and trade name rights heretofore owned by the Grantee and relating to the business of the Company or any of its Affiliates have been or will be duly transferred to the Company on or prior to the date of termination of employment with the Company and its Affiliates.

4.           Confidentiality; Return of Company Property.  The Grantee agrees and understands that in the Grantee’s position with the Company and/or its Affiliates and performance of his or her responsibilities, duties and services for the Company and/or its Affiliates, as the case may be, the Grantee has been exposed to, and information relating to, the confidential affairs of the Company and/or its Affiliates, including but not limited to technical information, intellectual property, business and marketing plans, strategies, customer information, other information concerning the products, promotions, development, financing, expansion plans, business policies and practices of the Company and/or its Affiliates, and other forms of confidential information, trade secrets and/or confidential information in the nature of trade secrets of the Company and/or its Affiliates (“Confidential Information”).  The Grantee acknowledges and represents that as of the time of execution of this Non-Competition and Confidentiality Agreement the Grantee has not disclosed, and agrees that at any time thereafter the Grantee will not disclose, Confidential Information, either directly or indirectly, to any third person or entity without the prior written consent of the Company and/or its Affiliates, as appropriate.  This confidentiality covenant has no temporal, geographical or territorial restriction.  Except as otherwise expressly agreed to by the Company or its Affiliates, as appropriate, on or promptly following the date of termination of the Grantee’s employment with the Company and its Affiliates, the Grantee will supply to the Company and/or its Affiliates, as appropriate, all property, keys, mobile phones, computer equipment, software data files, notes, memoranda, writings, lists, files, reports, customer lists, correspondence, tapes, disks, cards, surveys, maps, logs, machines, technical data or any other tangible product or document which has been produced by, received by or otherwise submitted to the Grantee: (i) during his or her employment with the Company and/or its Affiliates; and (ii) in the case of a Grantee who was employed by Avaya, Inc. (“Avaya”), during his or her employment with Avaya (but only with respect to employment that related to the Connectivity Solutions business that was acquired by the Company and its Affiliates pursuant to the Asset Purchase Agreement by and among Avaya, the Company and CommScope Solutions Holdings, LLC (formerly SS Holdings, LLC) dated October 23, 2003).  Any such data or property (including copies thereof) stored on computer, software data files or other equipment belonging to the Grantee (or to which the Grantee otherwise has lawful access after the date hereof) shall be deleted by the Grantee immediately following the termination of the Grantee’s employment with the Company and its Affiliates.

5.           Non-Disparagement.  The Grantee agrees not to make any written or oral statement which could disparage the goods, products, services of, employees, officers, directors or reputation of, the Company and its Affiliates.

6.           Remedies.  The Grantee agrees that any breach of the terms of this Exhibit A would result in irreparable injury and damage to the Company and/or its Affiliates for which the Company and/or its Affiliates would have no adequate remedy at law; the Grantee therefore also agrees that in the event of said breach or any threat of breach, the Company and/or its Affiliates shall be entitled to an immediate injunction and restraining order to prevent such breach and/or threatened breach and/or continued breach by the Grantee and/or any and all persons and/or entities acting for and/or with the Grantee, without having to prove damages, and to all costs and expenses, including reasonable attorneys’ fees and costs, in addition to any other remedies to which the Company and/or its Affiliates may be entitled at law or in equity.  The terms of this paragraph shall not prevent the Company and/or its Affiliates from pursuing any other available remedies for any breach or threatened breach hereof, including but not limited to the recovery of damages from the Grantee.  The Grantee further agrees that the provisions of the covenant not to compete are reasonable.  Should a court or arbitrator determine, however, that any provision of the covenant not to compete is unreasonable, either in period of time, geographical area, or otherwise, the parties hereto agree that the covenant should be interpreted and enforced to the maximum extent which such court or arbitrator deems reasonable.

The existence of any claim or cause of action by the Grantee against the Company and/or its Affiliates shall not constitute a defense to the enforcement by the Company and/or its Affiliates of the covenants and agreements of this Exhibit A.

7.           Miscellaneous.  This Exhibit A sets forth the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, written or oral, between them as to such subject matter, other than any confidentiality agreement, any agreement dealing with the assignment to the Company of patents, copyrights or other intellectual property or any other similar agreements.